HJ & ASSOCIATES, L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

RSM McGladrey Network
An Independently Owned Member

50 West Broadway, Suite 600 • Salt Lake City, Utah 84101
Telephone (801) 328-4408 • Fax (801) 328-4461

February 8, 2010

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Wasatch Food Services, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated February 8, 2010, and agree with such statements as they pertain to our firm.

Sincerely,

HJ + Associates, LLC

HJ & Associates, LLC